SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549


                          FORM 8-K


                       CURRENT REPORT

             Pursuant to Section 13 or 15(d) of
             The Securities Exchange Act of 1934


  Date of Report (Date of earliest event reported): October 28, 1997


                   Advanta Corp.______________________________
              (Exact name of registrant as specified in its charter)





     Delaware                        0-14120           23-1462070
    (State or other jurisdiction    (Commission File   (IRS Employer
     of incorporation)               Number)        Identification No.)




         Welsh & McKean Roads, Spring House, Pennsylvania   19477
               (Address of principal executive offices)    (Zip Code)



     Registrant's telephone number, including area code: (215) 657-4000

     Former name or former address if changed since last report

     Item 5.   Other Events

          Company Announcements.

          On October 28, 1997, Advanta Corp. (the "Company") announced that it has reached a definitive agreement under which Fleet Financial Group ("Fleet") will acquire the Company's consumer credit card business and will combine it with Fleet's consumer credit card business. The Company will continue to operate its mortgage and business services companies.

          The Company intends to seek shareholder approval and the transaction is subject to regulatory approval. The transaction, which is expected to close by late 1997 or early 1998, is anticipated to have a total value to the Company of approximately $1.3 billion, including an after tax gain of approximately $500 million.

          The Company also announced that it intends to make a tender offer to repurchase between $750 to $850 million of the Company's common stock in 1998, following the closing of the transaction. The Company presently expects the tender offer to be at a price between $40 and $45 per share.

          The Company also announced that Dennis Alter will resume his long-held position as Chief Executive
          Officer of Advanta.  Alex "Pete" Hart, former
          Chief Executive Officer, and Jim Allhusen, Group
          Executive of Advanta Personal Payment Services, are leaving to pursue other interests.

          This Report on Form 8-K contains forward-looking statements, including but not limited to projections of future earnings, that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among those risks and uncertainties are: (1) the Company's managed net interest margin, which in turn is affected by the Company's success in originating new credit card accounts, the receivables volume and initial pricing of new accounts, the impact of repricing existing accounts and account attrition, the mix of account types and interest rate fluctuations; (2) the level of delinquencies and charge-offs; and (3) the level of expenses. Earnings also may be affected by factors that affect consumer debt, competitive pressures and the ratings on debt of the Company and its subsidiaries. The transaction described herein also may be affected by factors which include the timing of closing as well as contingencies. The proposed tender offer also may be affected by factors which include the closing of the transactions and the price at which the Company's stock is trading at the time of the proposed tender offer. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

 Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)  Exhibits.

         20.1 Press Release of the Company, dated as of October 28, 1997.

                         SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of l934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                              Advanta Corp.


                              By:  /s/ Elizabeth H. Mai
                                   Elizabeth H. Mai,
                                   Senior Vice President,
                                   Secretary and General Counsel
October 28, 1997

                      Index to Exhibits

Exhibit                       Description          Page

20.1 Press Release of the Company, dated as of October 28, 1997

Exhibit 20.1
                              News Release
                          [ADVANTA LETTERHEAD]


                                        Advanta
                                        Corporation
                                        Welsh & McKean Roads
                                        Spring House, PA
                                        19477-0844

97/10
Janet Point
Vice President, Investor Relations
(215) 444-5335

D'Arcy Rudnay
Vice President, Corporate Communications
(215) 444-5073

                          FOR IMMEDIATE RELEASE

FLEET TO ACQUIRE ADVANTA'S CONSUMER CREDIT CARD BUSINESS IN
A TRANSACTION VALUED AT APPROXIMATELY $1.3 BILLION,
INCLUDING $500 MILLION AFTER TAX GAIN

Advanta to Retain Rapidly Growing Mortgage and Business Services Units

Advanta to Buy Back Between $750 to $850 Million of Its Common Stock Through a Tender Offer That is Presently Expected to Be Between
$40 to $45 Per Share

SPRING HOUSE, PA, October 28, 1997-- Advanta Corporation
(NASDAQ: ADVNB;
ADVNA) today announced that it has reached a definitive agreement under which Fleet Financial Group (NYSE: FLT) will acquire Advanta's consumer credit card business, and will combine it with Fleet's consumer credit card business. Advanta will continue to operate its fast-growing mortgage and business services companies, which in 1996 had combined net revenues of $172 million. For the first nine months of 1997, these businesses generated net revenues of $180 million compared to $120 million for the same period in 1996. This is a 49% increase over the comparable period in 1996.

Advanta intends to seek shareholder approval and the transaction is subject to regulatory approval. The transaction, which is expected to close by late 1997 or early 1998, is anticipated to have a total value to Advanta of approximately $1.3 billion, including an after tax gain of approximately $500 million.

Advanta also announced today that it intends to make a tender offer to repurchase between $750 to $850 million of Advanta common stock in 1998, following the closing of the transaction. The Company presently expects the tender offer to be at a price between $40 and $45 per share. Following the tender offer, Advanta will be well-capitalized with a book value of approximately $650 million with robust growth expected in 1998. Advanta will have combined managed assets of $8.4 billion and an additional $10.3 billion of mortgage contracts serviced for a total of $18.7 billion.

Advanta's Chairman, Dennis Alter, said, "After considering a wide variety of strategic alternatives, the board of directors has approved this transaction which will allow Advanta to redeploy its assets into its mortgage and business services operations, while creating the most value for Advanta's shareholders. I am also pleased that through the repurchase of a substantial amount of Advanta common stock we will be able to generate additional value to shareholders."

"We are pleased that Fleet values the marketing, operations, skills and expertise of Advanta's employees. Fleet has the resources available to invest in the consumer credit card operation, using it as the platform upon which it will continue to grow a strong consumer credit card business," said Alter.

"As Advanta's chairman and largest shareholder, I am personally excited about the future of the company. The mortgage and business services operations have been experiencing outstanding growth and posting impressive results, and we expect that performance to continue. The strengths of the management teams in mortgage and business services provide a strong foundation for continued growth in earnings in the coming years."

Following the transaction, Advanta will be a highly-focused financial services company that provides consumers and small businesses with innovative products and services. The company will retain its well-positioned corporate credit card business, which is continuing to report strong growth, as well as the two banks it owns, Advanta National Bank and Advanta Financial Corp.

The company also announced today that Dennis Alter will resume his long-held position as Chief Executive Officer of Advanta. Alex "Pete" Hart, former Chief Executive Officer, and Jim Allhusen,Group Executive of Advanta Personal Payment Services, will be leaving to pursue other interests. Dennis Alter remarked, "On behalf of the Board and shareholders we thank them for their contribution to Advanta and wish them well in their future endeavors."

Advanta's Personal Finance Services, with 1300 employees, is a leading provider of non-conforming home equity loans to consumers and a broad range of loan purchasing, securitization and contract servicing services to the home equity industry. It is one of the largest servicers in the subprime mortgage industry. In 1997, the mortgage unit has more than tripled its size with managed receivables increasing dramatically to $4.6 billion, a 95% year-over-year increase. The mortgage unit services $8.9 billion of loans for third parties on a contract-for-fee basis, bringing the total serviced portfolio to $13.5 billion. The division originates home equity loans and lines of credit via direct marketing, through a national system of 50 branches, and through a national network of mortgage brokers.

One of the nation's largest small ticket leasing companies, Advanta's Business Services division provides unique financial services to small and medium sized businesses through flexible lease financing programs. The Company, with 600 employees, originates and services thousands of commercial equipment leases through equipment dealers, manufacturers, brokers and directly through end-users. In 1996, receivables expanded to $1.2 billion, a 66% year-over-year increase. Loan originations and sales reached $379 million in the third quarter, a 52% increase from their $248 million level in last year's comparable period. Receivables for the business card product are currently $606 million versus $218 million last year.

This Press Release contains forward-looking statements, including but not limited to projections of future earnings, that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The most significant among these risks and uncertainties are: (1) the Company's managed net interest margin, which in turn is affected by the Company's success in originating new credit card accounts, the receivables volume and initial pricing of new accounts, the impact of repricing existing accounts and account attrition, the mix of account types and interest rate fluctuations; (2) the level of delinquencies and charge-offs; and (3) the level of expenses. Earnings also may be affected by factors that affect consumer debt, competitive pressures and the ratings on debt of the Company and its subsidiaries. The transaction described herein also may be affected by factors which include the timing of closing as well as contingencies. The proposed tender offer also may be affected by factors which include the closing of the transaction and the price at which the Company's stock is trading at the time of the proposed tender offer. Additional risks that may affect the Company's future performance are detailed in the Company's filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.